SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 27, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Financing Transaction

On September 27, 2010, Pacific Ethanol, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 7 accredited investors (the “Investors”).  Under the terms of the Purchase Agreement, the Company agreed to sell $35 million of Senior Convertible Notes (the “Notes”) and Warrants (the “Warrants”) to purchase an aggregate of 20,588,235 shares of the Company’s common stock, $0.001 par value per share (“Common Stock), to the Investors in a private offering (the “Financing Transaction”).  In connection with the sale of the Notes and the Warrants, the Company will enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”).  The Company will pay Lazard Capital Markets LLC an aggregate of $2,450,000 upon the Closing in consideration of placement agent services provided to the Company.

The following is intended to provide a summary of the terms of the agreements and securities described above.  This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

The sale of the Notes and the Warrants to the Investors is expected to close (the “Closing”) on or prior to October 11, 2010 (the actual date of the Closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.  The Closing is also contingent upon the Company providing the Investors with satisfactory evidence that the New PE Holdco Acquisition (as defined below) will be consummated upon delivery of the purchase price required in connection therewith.  The Investors may terminate the Purchase Agreement if the Closing does not occur on or prior to October 11, 2010. There can be no assurance that the sale of the Notes and the Warrants will be consummated.  This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or the Warrants.

The full text of the press release announcing the Financing Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Securities Purchase Agreement

The Purchase Agreement provides for the sale to the Investors of the Notes and the Warrants for aggregate gross proceeds of $35 million.  The Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

Under the terms of the Purchase Agreement, the Company will, as of the Closing Date, reserve out of the Company’s authorized and unissued Common Stock a number of shares equal to 150% of (i) the maximum number of Conversion Shares (as defined below) issuable upon conversion of all the Notes (at the Fixed Conversion Price (as defined below) on the Closing Date and without taking into account any limitations on the conversion of the Notes), (ii) the maximum number of Interest Shares (as defined below) issuable pursuant to the terms of the Notes from the Closing Date through the fifteen month anniversary of the Closing Date (determined as if issued on the trading day immediately preceding the Closing Date without taking into account any limitations on the issuance of securities set forth in the Notes) and (iii) the maximum number of Warrant Shares (as defined below) issuable upon exercise of all the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein).

The Purchase Agreement contains covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

•
The Company will use the estimated $32 million in net proceeds of the transaction (i) for the acquisition of no less than 20% of the equity interests of New PE Holdco, LLC (the “New PE Holdco Acquisition,” which acquisition is described below under the heading “New PE Holdco Acquisition”) and (ii) general corporate purposes, but not for (x) the repayment of outstanding indebtedness (other than the repayment of certain permitted indebtedness and any amounts due under the Notes), or (y) the redemption or repurchase of any securities of the Company or any of its subsidiaries or (z) the settlement of any outstanding litigation.

•
The Company will not file any registration statement, other than the registration statements the Company is required to file under the Registration Rights Agreement or a registration statement on Form S-4 or S-8, until the first date on which the resale by the Investors of all Registrable Securities (as defined below) (i) is covered by one or more effective Registration Statements or (ii) may be made pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without the need for current public information required by Rule 144(c)(1) (the “Applicable Date”).

•	The Company will not, while the Notes are outstanding, directly or indirectly redeem or pay any cash dividend or distribution on the Company’s Common Stock, without the consent of the Investors.

•
The Company will, for as long as any Notes or Warrants are outstanding, reserve out of the Company’s authorized and unissued Common Stock a number of shares equal to 125% of (i) the maximum number of Conversion Shares (as defined below) issuable upon conversion of all the Notes (at the Fixed Conversion Price on the Closing Date and without taking into account any limitations on the conversion of the Notes), (ii) the maximum number of Interest Shares (as defined below) issuable pursuant to the terms of the Notes from the Closing Date through the fifteen month anniversary of the Closing Date (determined as if issued on the trading day immediately preceding the Closing Date without taking into account any limitations on the issuance of securities set forth in the Notes) and (iii) the maximum number of Warrant Shares (as defined below) issuable upon exercise of all the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein).

•	The Company will not conduct any other securities offerings until the ninetieth (90th) trading day after the Applicable Date, except for certain excluded securities.

•	The Company will offer to the Investors, until the eighteen month anniversary of the Closing Date, the opportunity to participate in any subsequent securities offerings by the Company.

•	The Company will not, while the Notes are outstanding, enter into variable rate transactions.

•
The Company will offer to the Investors, until the later of (i) the eighteen month anniversary of the Closing Date and (ii) no Notes or Warrants remain outstanding, the opportunity to participate in any variable rate transactions.

The Purchase Agreement also obligates the Company to indemnify the Investors, subsequent holders of the Notes and Warrants and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties.

Senior Convertible Notes

The Notes will be issued at the Closing and will have an aggregate principal amount of $35 million.  The Notes are convertible into shares of Common Stock at an initial conversion price of $0.85 per share, subject to adjustment as described below (the “Fixed Conversion Price”).  The Notes will mature on the fifteen month anniversary of the Closing Date (the “Maturity Date”), subject to the right of the Investors to extend the date (i) if an event of default under the Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes and (ii) for a period of 20 business days after the consummation of certain types of transactions involving a change of control. The Notes bear interest at the rate of 8% per annum.  The interest rate is increased to 15% upon the occurrence of an event of default (as described below).

Conversion

The Notes are convertible at the option of the holders into shares of the Company’s Common Stock at a price (the “Conversion Price”) equal to the lesser of (i) the Fixed Conversion Price, and (ii) solely to the extent that (A) an Event of Default has occurred and is continuing, the closing bid price of the Common Stock on the trading date immediately before the date of conversion, (B) the Company has elected to make a principal payment in shares of Common Stock and the date of conversion occurs during the fifteen calendar day period following (and including) the applicable Installment Date (the “Initial Period”), the sum of the volume weighted average price of the Common Stock for each of the five lowest trading days during the twenty consecutive trading day period ending on the applicable installment payment date divided by five or (C) the Company has elected to make a principal payment in shares of Common Stock and the date of conversion occurs during the period beginning on the 16th calendar day after the applicable Installment Date and ending on the day immediately prior to the next Installment Date or the Maturity Date, the closing bid price of the Common Stock on the trading date immediately before the date of conversion.

The Conversion Price is subject to adjustment for stock splits, combinations or similar events.  The Conversion Price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

If the Company sells or issues any options or convertible securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Note will have the right to substitute the variable price for the Fixed Conversion Price upon conversion of all or part of the Note.

The Notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% or 9.99% (which percentage shall be established at the election of each Investor to be made prior to the Closing) of the Company’s outstanding shares of Common Stock. This percentage may, however, be raised or lowered to any other percentage not in excess of 9.99% or less than 4.99% at the option of the Investor upon 61-days’ prior notice to the Company.

The Notes impose penalties on the Company for any failure to deliver any shares of its Common Stock issuable upon conversion.

Payment of Principal and Interest

The principal amount of the Notes is to be repaid (i) on the twenty-second (22nd) day immediately following the earlier of (i) the day the Initial Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) (the “Initial Installment Date”), (ii) then, (x) if the first trading day of the calendar month immediately following the initial Installment Date occurs less than thirty calendar days after the Initial Installment Date, the first trading day of the second calendar month immediately following the Initial Installment Date or (y) otherwise, the first trading day of the calendar month immediately following the Initial Installment Date and (iii) thereafter, the first Trading Day of the calendar month immediately following the previous Installment Date until the Maturity Date (collectively, the “Installment Dates”).

The Notes are entitled to interest, amortization payments and certain other amounts, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”) or in cash.  Interest on the Notes is payable in arrears on each Installment Date.

On each Installment Date, the Company shall pay on each Note an amount equal to: (i) with respect to any Installment Date other than the Maturity Date, the lesser of (A) the product of (I) the quotient of (x) $35 million divided by (y) the sum of the number of Installment Dates occurring prior to the Maturity Date, multiplied by (II) the fraction equal to (m) the principal amount of the Note on the Closing Date divided by (n) $35 million and (B) the Principal amount under this Note as of such Installment Date, and (ii) with respect to the Maturity Date, the principal amount under the Note, together with, in each case of clauses (i) and (ii), the sum of any accrued and unpaid Interest as of such Installment Date under the Note and accrued and unpaid Late Charges, if any, under the Note as of such Installment Date (the “Installment Amount”).  The Installment Amounts shall be paid in shares of the Company’s Common Stock (subject to the satisfaction on the conditions listed below) or, at the option of the Company, in cash or a combination of cash and shares of Common Stock.

In order for the Installment Amount to be paid in shares of Common Stock, all of the following conditions must be satisfied at the time of such payment (or waived by the Investors) (collectively, the “Equity Conditions”):

•
The shares of Common Stock issuable under the terms of the Notes and the Warrants are either (i) covered by an effective  registration statement or (ii) are eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws;

•
During the thirty day period immediately preceding the date of determination, the Company’s Common Stock shall have been listed or designated for quotation on an exchange or market permitted by the Notes, and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market;

•
During the thirty day period immediately preceding the date of determination, the Company shall have delivered shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants on a timely basis;

•
The Common Stock used to make the payment may be issued without violating the ownership limitations described in more detail below prohibiting an Investor from owning in excess of 4.99% or 9.99% (which percentage shall be established at the election of each Investor to be made prior to the Closing) of the Company’s outstanding shares of Common Stock (which limit may be raised or lowered to an amount not in excess of 9.99% or less than 4.99% at the option of the holder upon 61-days prior notice to the Company);

•	The Common Stock used to make the payment may be issued without violating the regulations of the eligible exchange or market on which the Common Stock is then listed or designated for quotation;

•
During the entire thirty day period immediately preceding the date of determination, the Company shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

•	During the entire thirty day period immediately preceding the date of determination, the Company shall not have had knowledge of any fact that would cause:

o
Any effective registration statement required to be filed under the terms of the Registration Rights Agreement not to be effective and available for the resale of the shares of Common Stock required to registered on such registration statement, or

o	Any shares of Common Stock issuable under the terms of the Notes or the Warrants not to be eligible for sale pursuant to Rule 144 of the Securities Act and any applicable state securities laws;

•
During the thirty day period immediately preceding the date of determination, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Notes;

•	The Investors must not be in possession of any material, non-public information provided by the Company, unless such information has been provided in accordance with the terms of the Notes;

•
The (i) volume-weighted average of the Common Stock for each of the five consecutive trading days ending on the date of determination, divided by (ii) five, is less than $0.20 (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions); and

•
The aggregate dollar trading volume (as reported by Bloomberg) of the Common Stock on the exchange or market on which it is then listed or designated for quotation over the five consecutive trading day period ending on the date of determination is less than $1,000,000.

If the Company cannot make Installment Payment in shares of Common Stock because one of the conditions described above is not satisfied, the Company must make such payment in cash.

Under the terms of the Notes, the Company shall deliver on the date that is the 21st trading prior to each Installment Date a notice (the “Company Installment Notice”) to the holders of the Notes setting forth whether the Company will pay all or a portion of the applicable Installment Amount in shares of Common Stock and what portion, if any, of such amount will be paid in shares of Common Stock (the “Company Conversion Amount”). No later than the 19th trading day prior to each Installment Date, the Company shall deliver to the holder of a Note the number of shares of Common Stock (the “Pre-Installment Conversion Shares”) equal to the quotient of (x) the Company Conversion Amount divided by (y) the lower of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (I) the sum of the volume weighted average price of the Common Stock for each of the five lowest trading days during the 20 consecutive Trading Day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Company Installment Notice, divided by (II) 5.  On each Installment Date, the Company shall deliver to the holder of a Note the number of shares of Common Stock, if any, equal to (A) the number of Post-Installment Conversion Shares (as defined below) minus (B) the number of Pre-Installment Conversion Shares issued.  The number of “Post-Installment Conversion Shares” is equal to the quotient of (x) the Company Conversion Amount divided by (y) the lower of (i) the Conversion Price then in effect and (ii) the quotient of (I) the sum of the volume weighted average price of the Common Stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, divided by (II) 5.  If the number of Pre-Installment Conversion Shares delivered exceeds the number of Post-Installment Conversion Shares, then the excess number of shares will constitute a credit against the number of shares to be issued to the holder of the Note pursuant to any conversion of the Note or any payment to be made in shares of Common Stock under the Note.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•
Any time after the earlier of (i) the day the Initial Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) the six month anniversary of the Closing Date, if (x) the Company is not in compliance with the current public information requirements of Rule 144(c) and (y) a registration statement required to be filed under the Registration Rights Agreement is unavailable with respect to the securities required to be registered on such registration statement, and such noncompliance or unavailability continues for five consecutive days or for more than an aggregate of 10 days in any 365-day period (other than certain allowable grace periods).

•	The suspension from trading or failure of the Common Stock to be trading or listed on an eligible market or exchange for more than 5 consecutive trading days.

•	The failure to issue shares upon conversion of a Note or exercise of a Warrant for more than 5 trading days after the relevant conversion date or exercise date.

•	Notification of the Company’s intention not to comply with a request for conversion or exercise.

•
The failure for to remove any restrictive legend on any certificate or any shares of Common Stock issued upon conversion or exercise required by the terms of the Securities Purchase Agreement, unless otherwise prohibited by applicable federal securities laws, and such failure remains uncured for five days.

•	The Company fails to consummate the New PE Holdco Acquisition on or before three calendar days after the Closing Date.

If there is an event of default, upon election of the holders of at least 20% of the outstanding principal amount of the Notes, the Company is obligated to redeem all or any portion of the Notes (including all accrued and unpaid interest), in cash, at a price equal to the greater of (i) up to 125% of the amount being converted, depending on the nature of the default, and (ii) the product of (a) the amount being converted multiplied by the closing bid price of the Common Stock on the trading date immediately before the date of redemption multiplied by (b) the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding such event of default and ending on the trading day immediately prior to the trading day that the redemption price is paid by the Company.

Fundamental Transactions

The Notes prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, and the successor assumes in writing all of the obligations of the Company under the Notes and the other transaction documents and such written agreements are approved by the holders of at least 75% of the outstanding principal amount of the Notes prior to the consummation of the transaction.

In the event of such a transaction, the Investors have the right to force redemption of the Notes, at a price equal to the greater of (i) the product of (a) 125% multiplied by (b) the amount being redeemed, (ii) the product of (m) the amount being redeemed multiplied by (n) the quotient of (A) the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (q) the consummation of the change of control and (r) the public announcement of the change of control and ending on the trading day immediately prior to the trading day on which the Company pays the redemption price divided by (B) the Conversion Price then in effect, and (iii) the product of (x) the amount being redeemed multiplied by (y) the quotient of (M) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such change of control divided by (N) the conversion price then in effect.

Purchase Rights

If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the holders of the Notes shall have the right to acquire the same as if it had converted its Note into Common Stock.

Optional Redemption at the Election of the Company

If at any time after the thirtieth calendar day immediately following the date that the registration statement required to be filed under the Registration Rights Agreement is declared effective, (i) the closing sale price of the Common Stock exceeds 200% of the initial Fixed Conversion Price (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) for fifteen consecutive trading days, and (ii) all of the Equity Conditions are met, the Company will have the right to redeem all, but not less than all (subject to certain exceptions in connection with the conversion limitation described above), of the principal, accrued and unpaid interest and all other charges remaining under this Note by paying such amount in its entirety in cash.

Covenants

The Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, as well as the following covenants:

•
The Company will initially reserve out of the Company’s authorized and unissued Common Stock an aggregate of 150% number of shares of Common Stock issuable upon conversion of the Notes on the Closing Date.

•
The Company will, for as long as any Notes are outstanding, reserve out of the Company’s authorized and unissued Common Stock a number of shares equal to 125% of the number of shares of Common Stock issuable upon conversion of the Notes.

•
The Company will take all action reasonably necessary to reserve the required number of shares of Common Stock, including holding a meeting of the Company’s stockholders for the approval of an increase in the number of shares of Common Stock within 90 days after the date on which the Company does not have the required number authorized and unissued shares reserved for issuance.

•	The payments due under the Notes will rank senior to all other indebtedness of the Company and its subsidiaries, other than permitted senior indebtedness.

•	The Company and its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness.

•	The Company and its subsidiaries will not incur any liens, except for certain permitted liens.

•
The Company and its subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

•
The Company and its subsidiaries will not redeem, repurchase or pay any dividend or distribution on its respective capital stock (other than dividends by wholly-owned subsidiaries of the Company) without the prior consent of the Investors, other than a permitted distribution to be made by Pacific Ethanol California, Inc. to the Company upon the closing of the sale of Pacific Ethanol California Inc.’s interest in Front Range Energy, LLC.

•
The Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business).

•	The Company and its subsidiaries will not permit any indebtedness to mature or accelerate prior to the maturity date, other than certain permitted indebtedness.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Company’s Common Stock on an “as if converted to Common Stock” basis.

Warrants

The Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to an aggregate of 20,588,235 shares of Common Stock for a period of seven (7) years at an exercise price of $0.85 per shares (the “Warrant Exercise Price”), subject to adjustment.  The Warrants include both cash and cashless exercise provisions.

The Warrant Exercise Price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the Warrant will also be adjusted such that the aggregate Warrant Exercise Price shall be the same immediately before and immediately after such adjustment.  In addition, the Warrant Exercise Price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Warrant Exercise Price, immediately reduces Warrant Exercise Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

If the Company sells or issues any options or convertible securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Warrant will have the right to substitute the variable price for the Warrant Exercise Price upon exercise of all or part the Warrant.

Similar to the Notes, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. The Warrants also contain similar limitations on exercise, including the limitation that the Investors may not own in excess of 4.99% or 9.99% (which percentage shall be established at the election of each Investor to be made prior to the Closing) of the Company’s outstanding shares of Common Stock (which limit may be raised or lowered to an amount not in excess of 9.99% or less than 4.99% at the option of the holder upon 61-days’ prior notice to the Company).

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, the holders of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

Fundamental Transactions

The Warrants prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, and the successor assumes in writing all of the obligations of the Company under the Warrants and the other transaction documents pursuant to written agreements approved by all of the holders of the Warrants prior to the consummation of the transaction.  Upon the occurrence of a transaction involving a permitted change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Mandatory Exercise

If at any time after the date the Company has initially satisfied all of the Equity Conditions, (i) the Common Stock trades at a price equal to or greater than $2.12 per share for 20 trading days in any 30 consecutive trading day period (the “Mandatory Exercise Measuring Period”), (ii) the average daily dollar trading volume (as reported on Bloomberg) of the Common Stock for each trading day during the Mandatory Exercise Measuring Period exceeds $250,000 per day and (iii) all Equity Conditions are satisfied, then the Company shall have the right to require the holders of the Warrants to fully exercise all, but not less than all, of the Warrants (subject to certain exceptions in connection with the exercise limitation described above).

Registration Rights Agreement

The Registration Rights Agreement requires that the Company file a registration statement with the SEC on or before October 27, 2010 (the “Initial Registration Statement”) for the resale by the Investors of all of the (i) maximum number of shares of Common Stock issued and issuable upon conversion of the Notes (the “Conversion Shares”), (ii) the maximum number of Interest Shares issued and issuable pursuant to the terms of the Notes and (iii) the maximum number of shares of Common Stock issued and issuable upon exercise of the Warrants (the Warrants, and collectively with the Interest Shares and the Conversion Shares, the “Registrable Securities”), provided that such Initial Registration Statement shall register for resale 150% of the sum of (i) the maximum number of Conversion Shares issued and issuable upon conversion of the Notes based on the Conversion Price calculated as of the Closing Date, (ii) the maximum number of Interest Shares issued and issuable pursuant to the terms of the Notes from the Closing Date through the fifteen month anniversary of the Closing Date and (iii) the maximum number of Warrant Shares issued and issuable upon exercise of the Warrants (without taking into account any limitations on the conversion of the Notes or issuance of Common Stock pursuant to the terms of the Notes or the exercise of the Warrants) (the “Required Registration Amount”).  The Initial Registration Statement must be declared effective by the SEC on or before December 26, 2010.

In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, the Company must amend such registration statement (if permissible), or file with the SEC a new registration statement, or both, so as to cover at least the Required Registration Amount, as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but not later than 15 days after the necessity therefor arises.

If (i) the Initial Registration Statement is not filed with the SEC on or before October 27, 2010 (a “Filing Failure”) or is not declared effective by the SEC on or before December 26, 2010 (an “Effectiveness Failure”), (ii) other than during an allowable grace period, on any day after the effective date of a registration statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such registration statement (a “Maintenance Failure”), or (iii) if a registration statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, the Company is not in compliance with the current public information requirement of Rule 144(c) of the Securities Act (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144, then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock, the Company must pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 2% of such Investor’s then outstanding principal amount of such Investor’s Note on the applicable dates set forth below (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every 30 day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than 30 days).  Notwithstanding the foregoing, no payments shall accrue with respect to the Company’s failure to include shares that the Company removes from the registration statement because the SEC seeks to characterize any offering pursuant to a registration statement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that SEC does not permit such registration statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein without being named therein as an “underwriter.”  Following the initial payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the payment is cured prior to any 30 day anniversary of such event or failure, then such payment shall be made on the 3rd Business Day after such cure. In the event the Company fails to make the payments in a timely manner in accordance with the foregoing, such payments shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full.

Subject to certain grace periods, the Company must keep a registration statement it is required to file under the Registration Rights Agreement effective (and the prospectus contained therein available for use) for resales by the Investors on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c), if applicable) or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement.

New PE Holdco Acquisition

Exercise of Call Option

On June 29, 2010, pursuant to the Amended Joint Plan of Reorganization (the “Plan”), the Company entered into a Call Option Agreement (the “Option Agreement”) with New PE Holdco LLC, a limited liability company formed as part of the Plan (“New PE Holdco”), and certain current owners of membership interests in New PE Holdco (the “Current Owners”).  The Option Agreement was attached to the Company’s current report on Form 8-K filed with the SEC on July 6. 2010.  Under the terms of the Option Agreement, the Company has the right to acquire (the “Option”) from the Current Owners membership interests in New PE Holdco in an amount up to 25% of the total membership interests in New PE Holdco for a total price of $30,000,000 in cash (or $1,200,000 for each one percent of membership interest in New PE Holdco) on or before September 28, 2010.  The assets of New PE Holdco consist of the ownership of the Company’s former wholly-owned subsidiary, Pacific Ethanol Holding Co. LLC, owner of four ethanol production plants.

On September 28, 2010, the Company delivered a notice of exercise to New PE Holdco, and thereby exercised the Option to purchase 12% of the total membership interests in New PE Holdco (the “Option Interests”).  The Company expects to pay the purchase price of $14.4 million to New PE Holdco and acquire the membership interests in New PE Holdco immediately after the Closing of the Purchase Agreement described above under the heading “Financing Transaction.”  There can be no assurance that the Option Interests will be acquired by the Company.

Purchase of Units in New PE Holdco LLC

On September 28, 2010, the Company entered into an Agreement for Purchase and Sale of Units in New PE Holdco (the “Units Purchase Agreement”) with CS Candlewood Special Situations Fund, L.P. (“Candlewood”) under which the Company will purchase 80 Units of New PE Holdco from Candlewood for a total purchase price of $8,880,000 in cash consideration (the “Unit Purchase”).

The closing of the Units Purchase Agreement is expected occur immediately after the Closing of the Purchase Agreement described above under the heading “Financing Transaction,” and in no event later than October 22, 2010, subject to satisfaction of customary closing conditions.  The parties may terminate the Units Purchase Agreement if the closing does not occur on or prior to October 22, 2010. There can be no assurance that the closing of the Units Purchase Agreement will be consummated.

Following the exercise of the Option and the Units Purchase Agreement, the Company will own approximately 20% of the outstanding membership interests of New PE Holdco.

The foregoing description of the Units Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Units Purchase Agreement which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Sale of Interest in Front Range Energy, LLC

On September 27, 2010, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Daniel A. Sanders (“Sanders”) under which the Company agreed to sell its entire interest in Front Range Energy, LLC, a Colorado limited liability company (“Front Range”), consisting of 10,094,595 Class B Voting Units representing approximately 42% of the outstanding membership interests of Front Range, to Sanders for an aggregate cash consideration of $18,500,000 (the “Front Range Transaction”).  The Company anticipates that it will use the proceeds from the Front Range Transaction to pay certain indebtedness owed to Lyles United LLC and Lyles Mechanical Co. (collectively, “Lyles”).

The closing of the Front Range Transaction is expected to close on or prior to October 11, 2010, subject to satisfaction of customary closing conditions.  The closing of the Front Range Transaction is contingent on the closing of the Purchase Agreement described above under the heading “Financing Transaction.”  There can be no assurance that the Front Range Transaction will be consummated.

The foregoing description of the MIPA does not purport to be complete and is qualified in its entirety by reference to the MIPA which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Payoff of Certain Debt

The Company expects that it will pay off certain notes (the “Notes”) in the amount of approximately $17.1 million, representing all of the indebtedness owed to Lyles, using the proceeds of the Front Range Transaction (the “Payoff”).  The Company anticipates consummating the Payoff on or prior to October 11, 2010.  There can be no assurance that the Payoff will be consummated.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2010, the Company entered into the Purchase Agreement pursuant to which the Company agreed to sell Notes in the aggregate principal amount of $35 million. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 3.02.      Unregistered Sales of Equity Securities.

On September 27, 2010, the Company entered into the Purchase Agreement pursuant to which the Company agreed to issue Notes and Warrants to 7 accredited investors. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 3.02.

In connection with the Financing Transaction, the Company anticipates that it will pay placement agent fees of $2,450,000 to Lazard Capital Markets LLC, the Company’s Placement Agent.  The Notes and the Warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and Rule 506 promulgated by the SEC thereunder.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.                      Description

10.1	Securities Purchase Agreement, dated September 27, 2010, between the Company and the Investors (*)

10.2	Form of Senior Convertible Notes (*)

10.3	Form of Warrants (*)

10.4	Form of Registration Rights Agreement between the Company and the Investors (*)

10.5	Agreement for Purchase and Sale of Units in New PE Holdco, dated September 28, 2010, between the Company and CS Candlewood Special Situations Fund, L.P. (*)

10.6	Membership Interest Purchase Agreement, dated September 27, 2010, between the Company and Daniel A. Sanders (*)

99.1	Press Release (*)
______________

(*)           Filed herewith. All of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: September 28, 2010	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBIT FILED WITH THIS REPORT

Exhibit No.             Description

10.1	Securities Purchase Agreement, dated September 27, 2010, between the Company and the Investors

10.2	Form of Senior Convertible Notes

10.3	Form of Warrants

10.4	Form of Registration Rights Agreement between the Company and the Investors

10.5	Agreement for Purchase and Sale of Units in New PE Holdco, dated September 28, 2010, between the Company and CS Candlewood Special Situations Fund, L.P.

10.6	Membership Interest Purchase Agreement, dated September 27, 2010, between the Company and Daniel A. Sanders

99.1	Press Release